Exhibit 99.1

PRESS RELEASE

Nephros, Inc. Post-Effective Amendment No. 2 to Registration Statement Declared Effective

RIVER EDGE, NJ – October 18, 2011 - Nephros, Inc. (OTC Bulletin Board: NEPH), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification, today announced that its Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Registration Number 333-169728) was declared effective on October 18, 2011 by the Securities and Exchange Commission.

Subject to certain terms and conditions, warrant holders may exercise their warrants upon surrender of their warrant certificate, with subscription form, and appropriate payment to the Company’s warrant agent, Continental Stock Transfer & Trust Company, as follows:

 Continental Stock Transfer & Trust Company
 17 Battery Place, 8th Floor
 New York, NY 10004
 Attn: Compliance Department
 (212) 509-4000, ext. 536

Warrant holders should direct any questions or requests for assistance concerning the method of exercising their warrants or for additional copies of the prospectus to the warrant agent.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.